As filed with the Securities and Exchange Commission on May 5, 2011
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0143280 (I.R.S. Employer Identification No.)

4545 West Brown Deer Road
Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)
Badger Meter, Inc. 2011 Omnibus Incentive Plan
(Full title of the plan)

Richard A. Meeusen	Copy to:
Chairman, President and Chief Executive Officer
Badger Meter, Inc.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
(414) 355-0400
(Name, address and telephone number, including
area code, of agent for service)	Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 297-5596
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum
Securities to be	to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock, $1.00 par value	700,000 shares	$37.00	$25,900,000.00	$2,852.00 (4)
Common Share Purchase Rights	700,000 rights	(3)	(3)	(3)

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, in the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 28, 2011.

(3)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

(4)	Pursuant to Rule 457(p), the registrant has offset $155, which is the aggregate total dollar amount of the filing fee associated with the 59,950 shares of unsold Common Stock under the registrant’s Registration Statement on Form S-8 (Registration No. 333-150567), filed on April 30, 2008, against the amount of the registration filing fee for this registration statement ($3,007).

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-5
EX-23.1

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed with the Commission by Badger Meter, Inc. (hereinafter referred to as the “Company” or the “Registrant”) are hereby incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which includes audited financial statements as of and for the year ended December 31, 2010.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

(c)	The Company’s Current Report on Form 8-K dated April 29, 2011, as filed on May 5, 2011.

(d)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2010.

(e)	The description of the Company’s Common Stock, par value $1.00 per share, included in the Company’s Registration Statement on Form 8-A, dated June 16, 2008, and any amendments or reports filed for the purpose of updating such description.

(f)	The description of the Company’s Common Share Purchase Rights included in the Company’s Registration Statement on Form 8-A, dated June 16, 2008, and any amendments or reports filed for the purpose of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.

Item 5. Interests of Named Experts and Counsel.
          The validity of the Common Stock offered by this Registration Statement will be passed upon for the Company by Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.
Item 6. Indemnification of Directors and Officers.
          Pursuant to the Wisconsin Business Corporation Law and the Company’s Restated By-laws, as amended, the Company’s directors and officers are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or the Company’s shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, the Company’s directors are not subject to personal liability to the Company, the Company’s shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.
          The indemnification provided by the Wisconsin Business Corporation Law and the Company’s Restated By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.
          The Registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Registrant’s former, current or future directors or officers.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits.
     The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 29, 2011.

BADGER METER, INC.
By:	/s/ Richard A. Meeusen
Richard A. Meeusen
Chairman, President and Chief Executive Officer

[Signatures continue on next page.]

S-1

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Richard A. Meeusen and Richard E. Johnson, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Richard A. Meeusen Richard A. Meeusen	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2011

/s/ Richard E. Johnson Richard E. Johnson	Senior Vice President - Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 29, 2011

/s/ Beverly L. P. Smiley Beverly L. P. Smiley	Vice President -Controller (Principal Accounting Officer)	April 29, 2011

/s/ Ronald H. Dix Ronald H. Dix	Director	April 29, 2011

/s/ Thomas J. Fischer Thomas J. Fischer	Director	April 29, 2011

/s/ Gale E. Klappa Gale E. Klappa	Director	April 29, 2011

/s/ Andrew J. Policano Andrew J. Policano	Director	April 29, 2011

/s/ Steven J. Smith Steven J. Smith	Director	April 29, 2011

/s/ John J. Stollenwerk John J. Stollenwerk	Director	April 29, 2011

/s/ Todd J. Teske Todd J. Teske	Director	April 29, 2011

S-1

EXHIBIT INDEX
Form S-8 Registration Statement for
Badger Meter, Inc. 2011 Omnibus Incentive Plan

Exhibit Number	Document Description
(4.1)	Badger Meter, Inc. 2011 Omnibus Incentive Plan.

(4.2)	Rights Agreement, dated as of February 15, 2008, between Badger Meter, Inc. and American Stock Transfer & Trust Company, LLC (formerly known as American Stock Transfer & Trust Company) [Incorporated by reference to Exhibit 4.1 to Badger Meter’s Current Report on Form 8-K, dated February 22, 2008].

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Ernst & Young LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney relating to subsequent amendments (included on the signature pages of this registration statement).

E-1